Exhibit 99.1

RENASANT CORPORATION ANNOUNCES

2009 SECOND QUARTER EARNINGS

TUPELO, MISSISSIPPI (July 21, 2009) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced results for the second quarter of 2009. Net income for the second quarter of 2009 was $4,256,000 compared to $7,985,000 for the second quarter of 2008. Basic and diluted earnings per share were $0.20 during the second quarter of 2009 as compared to basic and diluted earnings per share of $0.38 for the second quarter of 2008.

“Our second quarter 2009 results reflect our continued focus on controlling non-interest expenses and capitalizing on our diversified revenue sources to continue to grow non-interest income,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “While the current economic environment continues to be a challenge, especially with respect to credit quality, we are encouraged that our non-performing loans and our total past due loans decreased on a linked quarter basis. Additionally, we continue to maintain strong levels of capital which we believe will support our current and anticipated capital needs.”

Non-interest expense was $27,132,000 for the second quarter of 2009 as compared to $27,698,000 for the second quarter of 2008. Non-interest expense for the second quarter of 2009 included approximately $1.75 million for the special deposit insurance assessment levied by the FDIC on all insured institutions.

“By controlling expenses, we were able to offset the costs of the special FDIC assessment and the increase in our base FDIC insurance rate, both of which applied to all insured institutions. Staff reductions resulted in lower expenses related to salaries and benefits, and our occupancy expense also declined during the second quarter of 2009,” said McGraw. “Expense control continues to be one of our top priorities.”

Non-interest income increased 11.85% to $15,424,000 for the second quarter of 2009 from $13,790,000 for the second quarter of 2008. The growth in non-interest income was generated primarily through the Company’s mortgage operations and gains from the sale of investment securities coupled with the continued stability of other sources of non-interest income. Gains from the sale of mortgage loans increased $982,000 to $2,293,000 for the second quarter of 2009 as compared to the same period in 2008. Mortgage loan production increased $56.74 million to $260.58 million for the second quarter of 2009 as compared to the second quarter of 2008. Net gains from the sale of investment securities were $1,123,000 for the second quarter of 2009. The Company did not record any gains from the sale of investment securities during 2008.

“The outstanding performance by our mortgage production department coupled with the current low interest rate environment has been the catalyst in our non-interest income growth.” stated McGraw. “In addition, we continue to experience a stable revenue stream from our various sources of non-interest income.”

Net interest income was $24,160,000 for the second quarter of 2009 compared to $27,502,000 for the same period in 2008. Net interest margin was 3.04% for the second quarter of 2009 compared 3.43% for the second quarter of 2008. Net interest margin was 3.19% for the first quarter of 2009. The linked quarter decrease in net interest margin was, in large part, due to accelerated prepayments on mortgage-backed securities and calls of government agency securities. These cash flows were used to make loans and purchase investment securities that, due to the current interest rate environment, carried a lower interest rate than the loans and investment securities being replaced. Further impacting the Company’s margin was an increase in nonaccrual loans in the second quarter of 2009 as compared to the corresponding period in 2008.

“Excluding the effect of nonaccrual loans on net interest income, we believe that our margin is positioned to improve during the second half of 2009 as we continue to improve the yields on new and renewed loans and replace higher-cost funding with lower-cost deposits,” commented McGraw.

Non-performing loans as a percentage of total loans were 2.65% at June 30, 2009, as compared to 2.69% at March 31, 2009 and 1.05% at June 30, 2008. In addition, we saw a linked quarter decrease in loans 30-89 days past due during the second quarter of 2009. Loans past due 30-89 days as a percentage of total loans decreased to 0.89% at June 30, 2009 as compared to 1.04% at March 31, 2009 and 1.23% at June 30, 2008. Non-performing assets as a percentage of total assets increased to 2.59% at June 30, 2009 compared to 2.44% at March 31, 2009 and 1.05% at June 30, 2008, due to increases in other real estate owned.

The Company recorded a provision for loan losses of $6,700,000 for the second quarter of 2009 as compared to $5,040,000 for the first quarter of 2009 and $2,200,000 for the second quarter of 2008. The provision for loan losses was increased during the second quarter of 2009, which is reflective of the higher amount of net charge-offs during the quarter and consistent with our practice of providing for losses within our loan portfolio as we identify potential weaknesses. Annualized net charge-offs as a percentage of average loans were 0.93% for the second quarter of 2009, up from 0.75% for the first quarter of 2009 and 0.43% for the second quarter of 2008. The allowance for loan losses as a percentage of loans was 1.46% at June 30, 2009, as compared to 1.40% at March 31, 2009 and 1.05% at June 30, 2008.

“We continue to evaluate the risk within our loan portfolio and in this effort, we have continued to reduce our exposure to construction and development loans as witnessed by the $33.4 million decline on a linked quarter basis,” stated McGraw. “We believe that we are adequately reserved for inherent loan losses absent any unprecedented or extraordinary events.”

Total assets as of June 30, 2009 were approximately $3.70 billion, a 0.38% decrease since December 31, 2008. Total loans were approximately $2.47 billion at the end of the second quarter of 2009, a decrease from $2.53 billion at December 31, 2008. Total deposits were $2.60 billion at June 30, 2009, representing a 10.91% increase from December 31, 2008.

At June 30, 2009, each of the Company’s regulatory capital ratios were in excess of regulatory well capitalized thresholds. The Company’s Tier 1 leverage capital ratio was 8.37%, its Tier 1 risk-based capital ratio was 10.95%, and its total risk-based capital ratio was 12.20%. The Company’s shareholders’ equity to total assets increased to 10.82% at June 30, 2009 as compared to 10.54% at March 31, 2009 and 10.68% at June 30, 2008. The Company’s tangible shareholders’ equity to total tangible assets (tangible capital ratio) increased to 5.94% at June 30, 2009 as compared to 5.75% at March 31, 2009 and 5.83% at June 30, 2008.

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, July 22, 2009, through the Company’s website: www.renasant.com, and through Thompson/CCBN’s individual investor center at www.fulldisclosure.com, or any of Thompson/CCBN’s Investor Distribution Network websites. The event will be archived on the Company’s website for 90 days. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 800-291-5365 in the United States and entering the participant passcode 94451563. International participants should dial 617-614-3922 and enter the participant passcode 94451563.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $3.70 billion and operates over 60 banking, mortgage and insurance offices in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2009		2008				Q2 2009 - Q2 2008 Percent Variance	For the Six Months Ended June 30,
Statement of earnings	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2009	2008	Percent Variance

Interest income - taxable equivalent basis	$43,836	$44,988	$47,989	$50,904	$51,386	$54,324	(14.69)	$88,824	$105,710	(15.97)

Interest income	$42,709	$43,910	$47,110	$50,004	$50,465	$53,383	(15.37)	$86,619	$103,848	(16.59)
Interest expense	18,549	18,597	20,268	22,063	22,963	26,226	(19.22)	37,146	49,189	(24.48)

Net interest income	24,160	25,313	26,842	27,941	27,502	27,157	(12.15)	49,473	54,659	(9.49)

Provision for loan losses	6,700	5,040	14,979	3,000	2,200	2,625	204.55	11,740	4,825	143.32

Net interest income after provision	17,460	20,273	11,863	24,941	25,302	24,532	(30.99)	37,733	49,834	(24.28)

Service charges on deposit accounts	5,395	5,425	5,601	5,861	5,750	5,433	(6.17)	10,820	11,183	(3.25)
Fees and commissions on loans and deposits	4,424	4,682	3,674	4,198	4,481	3,765	(1.27)	9,106	8,246	10.43
Insurance commissions and fees	837	828	868	920	838	857	(0.12)	1,665	1,695	(1.77)
Trust revenue	488	491	551	597	670	626	(27.16)	979	1,296	(24.46)
Net gain on sale of securities	1,123	427	—	—	—	—	N/M	1,550	—	N/M
Gain on sale of mortgage loans	2,293	1,776	1,263	1,352	1,311	1,521	74.90	4,069	2,832	43.68
Other	864	1,133	794	716	740	1,655	16.76	1,997	2,395	(16.62)

Total non-interest income	15,424	14,762	12,751	13,644	13,790	13,857	11.85	30,186	27,647	9.18

Salaries and employee benefits	13,736	14,744	12,583	15,250	14,849	14,718	(7.50)	28,480	29,567	(3.68)
Occupancy and equipment	3,063	3,249	3,208	3,399	3,413	3,373	(10.25)	6,312	6,786	(6.98)
Data processing	1,430	1,329	1,310	1,289	1,303	1,307	9.75	2,759	2,610	5.71
Amortization of intangibles	494	501	683	610	578	584	(14.53)	995	1,162	(14.37)
Other	8,409	7,097	7,904	7,236	7,555	6,816	11.30	15,506	14,371	7.90

Total non-interest expense	27,132	26,920	25,688	27,784	27,698	26,798	(2.04)	54,052	54,496	(0.81)

Income before income taxes	5,752	8,115	(1,074)	10,801	11,394	11,591	(49.52)	13,867	22,985	(39.67)
Income taxes	1,496	2,109	(1,306)	3,243	3,409	3,314	(56.12)	3,605	6,723	(46.38)

Net income	$4,256	$6,006	$232	$7,558	$7,985	$8,277	(46.70)	$10,262	$16,262	(36.90)

Basic earnings per share	$0.20	$0.29	$0.01	$0.36	$0.38	$0.40	(47.37)	$0.49	$0.78	(37.18)
Diluted earnings per share	0.20	0.28	0.01	0.36	0.38	0.39	(47.37)	0.48	0.77	(37.66)

Average basic shares outstanding	21,073,228	21,067,539	21,039,068	20,980,557	20,946,287	20,878,478	0.61	21,067,539	20,912,383	0.74
Average diluted shares outstanding	21,194,055	21,188,397	21,178,966	21,175,465	21,205,208	21,133,235	(0.05)	21,188,397	21,164,345	0.11

Common shares outstanding	21,074,568	21,067,539	21,067,539	21,013,427	20,954,627	20,930,871	0.57	21,074,568	20,954,627	0.57
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.34	$0.34	—

Performance ratios
Return on average shareholders’ equity	4.22%	6.04%	0.23%	7.40%	7.82%	8.21%		5.13%	8.05%
Return on average shareholders’ equity, excluding amortization expense	4.52%	6.35%	0.64%	7.76%	8.17%	8.57%		5.44%	8.41%
Return on average assets	0.46%	0.65%	0.02%	0.80%	0.86%	0.92%		0.55%	0.89%
Return on average assets, excluding amortization expense	0.49%	0.68%	0.07%	0.84%	0.89%	0.96%		0.58%	0.92%

Net interest margin (FTE)	3.04%	3.19%	3.36%	3.45%	3.43%	3.52%		3.12%	3.47%
Yield on earning assets (FTE)	5.27%	5.46%	5.81%	6.08%	6.20%	6.81%		5.37%	6.50%
Average earning assets to average assets	89.25%	88.85%	88.82%	88.93%	88.83%	88.44%		88.91%	88.64%
Average loans to average deposits	94.40%	99.13%	105.30%	104.03%	101.20%	99.90%		96.72%	100.54%

Noninterest income (less securities gains/ losses) to average assets	1.53%	1.54%	1.37%	1.45%	1.48%	1.54%		1.54%	1.51%
Noninterest expense to average assets	2.91%	2.90%	2.76%	2.95%	2.97%	2.97%		2.91%	2.97%
Net overhead ratio	1.38%	1.36%	1.39%	1.50%	1.49%	1.43%		1.37%	1.46%
Efficiency ratio (FTE)	66.65%	65.41%	63.47%	65.40%	65.61%	63.87%		66.03%	64.75%

*	Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2009		2008				Q2 2009 - Q2 2008 Percent Variance	For the Six Months Ended June 30,
Average Balances	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2009	2008	Percent Variance
Total assets	$3,738,852	$3,763,245	$3,697,726	$3,744,069	$3,752,401	$3,629,623	(0.36)	$3,750,916	$3,691,018	1.62
Earning assets	3,337,103	3,343,699	3,284,282	3,329,651	3,333,176	3,210,112	0.12	3,334,954	3,271,644	1.94
Securities	701,894	696,068	713,108	735,977	704,694	555,174	(0.40)	693,569	629,934	10.10
Loans, net of unearned	2,542,021	2,587,436	2,551,660	2,571,069	2,611,843	2,631,101	(2.67)	2,564,603	2,621,472	(2.17)
Intangibles	192,568	193,067	193,671	194,382	195,949	197,036	(1.73)	192,816	196,493	(1.87)

Non-interest bearing deposits	$293,546	$299,265	$289,079	$287,197	$298,692	$293,528	(1.72)	$296,373	$296,075	0.10
Interest bearing deposits	2,342,788	2,250,324	2,106,341	2,143,680	2,233,380	2,301,291	4.90	2,296,812	2,267,309	1.30
Total deposits	2,636,334	2,549,589	2,395,420	2,430,877	2,532,072	2,594,819	4.12	2,593,185	2,563,384	1.16
Other borrowings	662,387	815,548	856,057	871,744	774,052	587,957	(14.43)	738,544	681,004	8.45
Shareholders’ equity	404,456	403,229	407,286	406,571	410,780	405,355	(1.54)	403,141	406,151	(0.74)

Asset quality data
Nonaccrual loans	$55,217	$47,591	$35,661	$20,578	$17,659	$16,090	212.68	$55,217	$17,659	212.68
Loans 90 past due or more	10,284	19,789	4,252	9,077	8,962	5,888	14.75	10,284	8,962	14.75

Non-performing loans	65,501	67,380	39,913	29,655	26,621	21,978	146.05	65,501	26,621	146.05
Other real estate owned and repossessions	30,546	25,318	25,111	21,901	13,111	12,802	132.98	30,546	13,111	132.98

Non-performing assets	$96,047	$92,698	$65,024	$51,556	$39,732	$34,780	141.74	$96,047	$39,732	141.74

Net loan charge-offs (recoveries)	$5,917	$4,764	$8,098	$1,624	$2,823	$1,726	109.60	$10,681	$4,549	134.80
Allowance for loan losses	35,964	35,181	34,905	28,024	26,647	27,271	34.96	35,964	26,647	34.96

Non-performing loans / total loans	2.65%	2.69%	1.58%	1.17%	1.05%	0.85%		2.65%	1.05%
Non-performing assets / total assets	2.59%	2.44%	1.75%	1.38%	1.05%	0.94%		2.59%	1.05%
Allowance for loan losses / total loans	1.46%	1.40%	1.38%	1.11%	1.05%	1.06%		1.46%	1.05%
Allowance for loan losses / non-performing loans	54.91%	52.21%	87.45%	94.50%	100.10%	124.08%		54.91%	100.10%
Annualized net loan charge-offs / average loans	0.93%	0.75%	1.26%	0.25%	0.43%	0.26%		0.84%	0.35%

Balances at period end
Total assets	$3,701,957	$3,795,217	$3,715,980	$3,725,209	$3,782,196	$3,699,276		$3,701,957	$3,782,196	(2.12)
Earning assets	3,236,615	3,368,962	3,286,764	3,284,813	3,339,511	3,267,329		3,236,615	3,339,511	(3.08)
Securities	684,723	709,950	695,106	708,406	741,154	636,338		684,723	741,154	(7.61)
Mortgage loans held for sale	49,565	55,194	41,805	35,976	43,487	33,062		49,565	43,487	13.98
Loans, net of unearned	2,468,844	2,506,780	2,530,886	2,525,424	2,541,012	2,580,911		2,468,844	2,541,012	(2.84)
Intangibles	192,328	192,822	193,323	194,022	194,688	196,264		192,328	194,688	(1.21)

Non-interest bearing deposits	$292,129	$303,536	$284,227	$287,850	$305,877	$304,171		$292,129	$305,877	(4.49)
Interest bearing deposits	2,308,081	2,385,769	2,060,104	2,124,318	2,161,301	2,322,471		2,308,081	2,161,301	6.79
Total deposits	2,600,210	2,689,305	2,344,331	2,412,168	2,467,178	2,626,642		2,600,210	2,467,178	5.39
Other borrowings	665,755	672,130	933,976	870,326	878,813	623,906		665,755	878,813	(24.24)
Shareholders’ equity	400,680	400,095	400,371	406,267	403,795	409,827		400,680	403,795	(0.77)

Market value per common share	$15.02	$12.56	$17.03	$21.71	$14.73	$22.50		$15.02	$14.73	1.97
Book value per common share	19.01	18.99	19.00	19.33	19.27	19.58		19.01	19.27	(1.34)
Tangible book value per common share	9.89	9.84	9.83	10.10	9.98	10.20		9.89	9.98	(0.93)
Shareholders’ equity to assets (actual)	10.82%	10.54%	10.77%	10.91%	10.68%	11.08%		10.82%	10.68%
Tangible capital ratio	5.94%	5.75%	5.88%	6.01%	5.83%	6.10%		5.94%	5.83%

Leverage ratio	8.37%	8.28%	8.34%	8.30%	8.12%	8.23%		8.37%	8.12%
Tier 1 risk-based capital ratio	10.95%	10.99%	10.85%	10.81%	10.49%	10.03%		10.95%	10.49%
Total risk-based capital ratio	12.20%	12.24%	12.10%	11.84%	11.45%	11.00%		12.20%	11.45%

Detail of Loans by Category
Commercial, financial, agricultural	$292,177	$301,899	$312,648	$299,233	$303,385	$310,497		$292,177	$303,385	(3.69)
Lease financing	1,283	1,434	1,746	1,943	2,130	2,304		1,283	2,130	(39.77)
Real estate - construction	180,202	210,747	241,818	241,661	335,430	385,957		180,202	335,430	(46.28)
Real estate - 1-4 family mortgages	878,263	872,796	886,380	877,045	857,165	846,626		878,263	857,165	2.46
Real estate - commercial mortgages	1,054,169	1,055,537	1,015,894	1,032,797	972,111	954,131		1,054,169	972,111	8.44
Installment loans to individuals	62,750	64,367	72,400	72,745	70,791	81,396		62,750	70,791	(11.36)

Loans, net of unearned	$2,468,844	$2,506,780	$2,530,886	$2,525,424	$2,541,012	$2,580,911		$2,468,844	$2,541,012	(2.84)

*	Percent variance not meaningful